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                                                                    EXHIBIT 10.9

                      COMMUNICATION TECHNOLOGY ADVISORS LLC
                          18 CORPORATE WOODS BOULEVARD
                                   THIRD FLOOR
                             ALBANY, NEW YORK 12211
                    PHONE (518) 462-2632 O FAX (518) 462-3045

As of November 1, 2002

Globix Corporation
139 Centre Street

New York, New York 20191
Attention:   Peter K. Stevenson
             President and CEO

Dear Peter:

         Reference is made to the letter agreement dated April 19, 2002 (the "Agreement") by and between Globix Corporation and CTA, pursuant to which Globix has engaged CTA to act as a consultant to Globix. This letter shall set forth the agreement of Globix and CTA to extend the Agreement for an additional three-month period beginning on November 1, 2002 and ending on January 31, 2003. Globix and CTA agree that, except as extended as set forth in this paragraph, all other terms and conditions of the Agreement remain in full force and effect.

         If the foregoing comports with your understanding of the agreement between Globix and CTA with respect to the subject matter hereof, kindly sign this letter agreement in the space provided below and fax it back to me at 518-462-3045.

         CTA looks forward to our continued association with Globix.

Very truly yours,



Wayne Barr, Jr.
Senior Vice President and General Counsel

Accepted and agreed to as of this
1st day of November, 2002.

Globix Corporation

By:    /S/ PETER K. STEVENSON
       -----------------------
       Peter K. Stevenson
       President and CEO